Exhibit 99.1

RPC, Inc. Announces Date for Release of

First Quarter 2014 Financial Results and Conference Call

ATLANTA, April 8, 2014 - RPC, Inc. (NYSE: RES) announced today that it will release its financial results for the first quarter ended March 31, 2014 on Wednesday, April 23, 2014 before the market opens. In conjunction with its earnings release, the Company will host a conference call to review the Company's financial and operating results on Wednesday, April 23, 2014 at 9:00 a.m. Eastern Time.

Individuals wishing to participate in the conference call should dial (888) 329-8893 or (719) 325-2469 for international callers, and use conference ID#2865781. For interested individuals unable to join by telephone, the call also will be broadcast and archived for 90 days on the Company's investor website at www.rpc.net. Interested parties are encouraged to click on the webcast link 10-15 minutes prior to the start of the conference call.

RPC provides a broad range of specialized oilfield services and equipment primarily to independent and major oilfield companies engaged in the exploration, production and development of oil and gas properties throughout the United States, including the Gulf of Mexico, mid-continent, southwest, Appalachian and Rocky Mountain regions, and in selected international markets. RPC’s investor website can be found on the Internet at www.rpc.net.

For information about RPC, Inc. or this event, please contact:

Ben M. Palmer

Chief Financial Officer

(404) 321-2140

irdept@rpc.net

Jim Landers

Vice President, Corporate Finance

(404) 321-2162

jlanders@rpc.net